UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2011

(Exact name of Registrant as specified in its charter)

            Florida                            000-50783                         56-2335301
(State or other jurisdiction         (Commission                          (IRS Employer
of incorporation)                         File No.)                         Identification No.)

1150 S US Highway 1 Suite 301
Jupiter, FL 33477
561-249-1354

(Address and Telephone Number of Principal Executive Offices)

former address

1016 Clemmons Street, Suite 302

Jupiter, Florida 33477

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant's Certifying Accountant.

(a) Since the Company's inception, February 28, 2003, the firm of Wieseneck, Andres & Company, P.A., North Palm Beach, Florida ("Wieseneck Andres") served as American Environmental, Inc's (f/k/a MyZipSoft, Inc.) independent public accounting firm.  On April 22, 2008 Wieseneck Andres entered into a settlement agreement with the Public Company Accounting Oversight Board ("PCAOB") whereby Mr. Thomas B. Andres and the firm Wieseneck, Andres & Company, PA could not be affiliated with any PCAOB firm for a period of two (2) years. The PCAOB revoked the registration of Wieseneck, Andres & Company, P.A. ("Wieseneck Andres") on April 22, 2008 because of violations of PCAOB rules and standards in connection with audits of financial statements.  This settlement was reported in PCAOB Release No. 105-2008-001 and can be viewed at

http://pcaobus.org/Enforcement/Decisions/Documents/04-22_Wieseneck.pdf

In connection with the audits of the Company's consolidated financial statements for the fiscal years ended May 31, 2008 and 2009 and 2010 and the interim periods between June 1, 2007 through February 28, 2011, there were (i) no disagreements between the Company and Wieseneck Andres on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Wieseneck Andres, would have caused Wieseneck Andres to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such year or for any reporting period since the Company's last year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Wieseneck Andres on the financial statements of the Company as of and for the fiscal years ended May 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As of this date, Wieseneck Andres is no longer registered with the PCAOB, and the Company may not include audited reports issued by Wieseneck Andres in its filings with the Commission.  Wieseneck Andres is currently unable to stand for re-election as the Company's independent registered public accounting firm.

Since the Form 10-K for the fiscal year ended May 31, 2008 needs to include audited financials the Company has recently appointed a PCAOB registered firm to audit the financial statements for the Company for the fiscal years ended May 31, 2008, 2009 and 2010.  Due to the above described PCOAB sanctions regarding the firm of Wieseneck, Andres & Company, P.A.  the Company will be requesting a waiver of the prior auditor consent requirement, pursuant to SEC Regulation C Rule 47.  And accordingly, an Exhibit 16 Letter will not be attached to this filing.

(b) Engagement of Lake & Associates CPA's, P.A.  On March 18, 2011, the audit committee of the Company's Board of Directors authorized the appointment of the firm Lake & Associates CPA's, LLC ("Lake") to serve as the Registrant's independent registered public accounting firm to audit the Registrant's consolidated financial statements for the Registrant's fiscal years ended May 31, 2008, 2009 and 2010 and to issue a report on the Registrant's financial statements for such years. The decision to engage Lake was approved by the Registrant's Board of Directors on April 15, 2011.

During the past two calendar years, the Registrant did not consult Lake in respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

American Environmental, Inc.
(Registrant)

                                           Date: April 20, 2011

                                          /s/ Richard C. Turner
                                          Richard C. Turner
                                          Treasurer and Chief Financial Officer
                                          American Environmental, Inc.
                                          (f/k/a MyZipSoft, Inc.)